Exhibit 10.27

THIRD AMENDMENT TO

AMERICAN PACIFIC CORPORATION

DEFINED BENEFIT PENSION PLAN

The American Pacific Corporation Defined Benefit Pension Plan is hereby amended as follows:

1.	Section 1.12 is amended to read as follows effective October 1, 2012:

1.12	Company means American Pacific Corporation (Delaware).

2.	Section 1.31 is amended to read as follows effective October 1, 2012:

1.31	Participating Employer means American Pacific Corporation (Nevada) and its subsidiaries who are members of the Affiliated. Participating Employer also means any other member of the Affiliated Group that adopts this Plan as provided in Article XIII other than AMPAC Fine Chemicals, LLC, AMP AC Fine Chemicals Texas, LLC, Ampac-ISP Corp. and Energetic Additives Inc., LLC.

3.	Section 4.02 is amended to read as follows effective October 1, 2012:

4.02	Deferred Early Retirement Benefit.

(a)	A Participant entitled to the Deferred Normal Retirement Benefit described above who separated from service after satisfying the Vesting Service requirement for Early Retirement specified in Section 1.17 but prior to satisfying the age requirement specified in such Section may elect to receive his Benefit in any optional form that would otherwise be available to the Participant at his Normal Retirement Date commencing on the first day of the month coincident with or next following the date he satisfies the age requirement specified in such Section. The amount of such Benefit shall be reduced for early commencement as provided in Section 3.02.

(b)	A Participant entitled to the Deferred Normal Retirement Benefit described above who separated from service prior to satisfying both the age and Vesting Service requirements for Early Retirement specified in Section 1.17 may elect to receive his or her vested Benefit in either a single sum as described in Section 5.02(g) or in the Normal Form described in Section 5.01, commencing as soon as practicable after the Participant terminates employment with the Employer, provided the Actuarial Equivalent of the Participant’s vested monthly Accrued Benefit does not exceed ten thousand dollars ($10,000) and not less than the amount specified in Section 5.04 for involuntary cashout. The vested Accrued Benefit shall be reduced so that the benefit commencing at such date is the Actuarial Equivalent of his vested Benefit payable at his Normal Retirement Date.

(c)	The election to receive a Deferred Early Retirement Benefit shall be made by filing a written election with the Plan Administrator. Such election shall be irrevocable after commencement of any Benefit payments.

IN WITNESS WHEREOF, American Pacific Corporation, Inc. has caused this instrument to be executed this 30th day of November, 2012.

American Pacific Corporation

ATTEST: (SEAL)	By:	/s/ JOSEPH CARLEONE